Exhibit 99.1

NUVERRA ANNOUNCES THIRD QUARTER AND YEAR-TO-DATE 2020 RESULTS

SCOTTSDALE, AZ (November 9, 2020) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the third quarter and nine months ended September 30, 2020.

SUMMARY OF FINANCIAL RESULTS

•Revenue for the third quarter of 2020 was $23.8 million compared to $43.1 million for the third quarter of 2019.
•Net loss for the third quarter of 2020 was $7.1 million compared to a net loss of $6.1 million for the third quarter of 2019.
•For the third quarter of 2020, adjusted EBITDA decreased $3.1 million to $1.5 million versus $4.6 million for the third quarter of 2019 driven by significant commodity price and subsequent activity declines year over year partially offset by meaningful fixed and variable cost reductions.
•Revenue for the nine months ended September 30, 2020 was $86.2 million compared to $131.0 million for the nine months ended September 30, 2019.
•Net loss for the nine months ended September 30, 2020 was $36.9 million compared to a net loss of $17.4 million for the nine months ended September 30, 2019, primarily a result of $15.6 million long-lived asset impairment charges taken in the nine months ended September 30, 2020.
•For the nine months ended September 30, 2020, adjusted EBITDA decreased $8.5 million to $5.9 million versus $14.4 million for the nine months ended September 30, 2019.
•During the first nine months of 2020, the Company generated net cash provided by operating activities of $11.9 million.
•Principal payments on debt and finance lease payments during the first nine months of 2020 totaled $7.0 million.
•The Company invested $2.8 million in gross capital expenditures during the first nine months of 2020.

“As the effects of the oil price drop and the pandemic continue, our employees are working very hard to provide reliable and safe service to our customers. They deserve a thank you.

Operationally the quarter was pretty similar to the second quarter. We are fighting for work in the production-related businesses and the drilling and completion businesses are still anemic. We remained in a relatively strong liquidity position and are working to control costs where we can. As the quarter ended, we were seeing an increase in trucking demand in the Bakken as operators are increasing their service rig work, a slowdown in northeast disposal as reuse levels are increasing and a slight softness in the south, partially as a function of the storms.

We are hopeful the recent increases we are seeing in the active rig and frac crew counts translate into a healthier environment for us.” said Charlie Thompson, Chief Executive Officer.

THIRD QUARTER 2020 RESULTS

When compared to the third quarter of 2019, revenue decreased by 44.8%, or $19.3 million, resulting primarily from lower water transport services in the Rocky Mountain and Northeast divisions and lower disposal services in all three divisions partially offset by an increase in water transport services in the Southern division. The major underlying driver for this decrease was lower commodity prices for both crude oil and natural gas, which decreased 27.4% and 16.0%, respectively, over this time. The impact of COVID-19 is the main driver for the decline in demand for gasoline, diesel and jet fuel, which has led to lower drilling and completion activity with fewer rigs operating in all three divisions and significant well shut-ins primarily in the Rocky Mountain division. Rig count at the end of the third quarter of 2020 compared to the end of the third quarter of 2019 declined 81% in the Rocky Mountain division, 57% in the Northeast division and 28% in the Southern division.

The Rocky Mountain division experienced a significant slowdown, with producers shutting in wells due to the decline in WTI crude oil price per barrel, which averaged $40.89 in the third quarter of 2020 versus an average of $56.34 for the same period in 2019, which resulted in rig count declining 81% from 53 at September 30, 2019 to 10 at September 30, 2020. Revenues for the Rocky Mountain division decreased by $16.7 million, or 60%, during the third quarter of 2020 as compared to the third quarter of 2019 primarily due to a $9.3 million, or 53%, decrease in water transport revenues from lower trucking volumes. Third-party trucking revenue decreased 73%, or $4.1 million, and revenue from company-owned trucking revenue declined 37%, or $4.0 million. Average total billable hours were down 28% compared to the prior year. While company-owned trucking activity is more levered to production water volumes, third-party trucking activity is more sensitive to drilling and completion activity, which has declined to historically low levels, thereby resulting in meaningful revenue reduction coupled with an increase in competition for this service that has put pressure on trucking rates. Our rental and landfill businesses are our two service lines most levered to drilling activity, and therefore have declined by the highest percentage versus the prior period. Rental revenues decreased by 74%, or $3.1 million, in the current year due to lower utilization resulting from a significant decline in drilling activity driving the return of rental equipment. Our landfill revenues decreased 95%, or $1.0 million, compared to prior year due primarily to a 95% decrease in disposal volumes at our landfill as rigs working in the vicinity declined materially. Our salt water disposal well revenue decreased $2.0 million, or 61%, compared to prior year as well shut-ins and lower completion activity led to a 48% decrease in average barrels per day disposed during the current year, with water from producing wells continuing to maintain a base level of volume activity.

Revenues for the Northeast division decreased by $2.1 million, or 19%, during the third quarter of 2020 as compared to the third quarter of 2019 due to decreases in water transport services. Natural gas prices per million Btu, as measured by the Henry Hub Natural Gas Index, decreased 16.0% from an average of $2.38 for the three months ended September 30, 2019 to an average of $2.00 for the three months ended September 30, 2020, contributing to a 57% rig count reduction in the Northeast operating area from 75 at September 30, 2019 to 32 at September 30, 2020. Additionally, as a result of the 27.4% decline in WTI crude oil prices experienced during the period, many of our customers who had historically focused on production of liquids-rich wells reduced activity levels and shut in some production in our operating area due to lower realized prices for these products. This led to lower activity levels for water transport services despite the relatively lower decrease in natural gas prices versus crude oil prices. In addition to reduced drilling and completion activity due to commodity prices, our customers continued the industry trend of water reuse during completion activities. Water reuse inherently reduces trucking activity due to shorter hauling distances as water is being transported between well sites rather than to disposal wells. For our trucking services, total billable hours were down 14% from the prior year which was partially offset by a 6% improvement in driver utilization. Disposal volumes increased in our salt water disposal wells resulting in a 7% increase in average barrels per day partially offset by lower revenue per barrel.

The Southern division experienced the lowest revenue decline relative to the other business units, driven by its focus on servicing customers who are themselves focused on dry natural gas, which has experienced a relatively smaller impact from the 2020 downturn in commodity prices. Revenues for the Southern division decreased by $0.5 million, or 12%, during the third quarter of 2020 as compared to the third quarter of 2019. The decrease was due primarily to lower disposal well volumes, whether connected to the pipeline or not, resulting from an activity slowdown in the region, as evidenced by fewer rigs operating in the area as well as lower revenue per barrel. Rig count declined 28% in the area, from 50 at September 30, 2019 to 36 at September 30, 2020. Volumes received in our disposal wells not connected to our pipeline decreased by an average of 7,337 barrels per day (or 31%) during the current year and volumes received in the disposal wells connected to the pipeline decreased by an average of 4,439 barrels per day (or 11%) during the current year.

Total costs and expenses for the third quarter of 2020 and 2019 were $29.9 million and $48.1 million, respectively. Total costs and expenses, adjusted for special items, for the third quarter of 2020 were $29.2 million, or a 38.9% decrease, when compared with $47.7 million in the third quarter of 2019. This is primarily a result of lower volumes and related costs in water transport services and disposal services and company cost cutting initiatives resulting in a 24% decrease in the number of drivers compared to the prior year period in the Rocky Mountain and Northeast divisions as well as declines in third-party hauling costs and fleet-related expenses, including maintenance and repair costs and fuel, and general and administrative expenses.

Net loss for the third quarter of 2020 was $7.1 million, an increase of $1.1 million as compared to a net loss for the third quarter of 2019 of $6.1 million. For the third quarter of 2020, the Company reported a net loss, adjusted for special items, of $6.4 million. This compares with a net loss, adjusted for special items, of $5.7 million in the third quarter of 2019.

Adjusted EBITDA for the third quarter of 2020 was $1.5 million, a decrease of 67.9% as compared to adjusted EBITDA for the third quarter of 2019 of $4.6 million. The decrease is a function of the reasons discussed previously, with primary drivers being lower trucking volumes, salt water disposal volumes and rental equipment utilization in the Rocky Mountain division. Third quarter of 2020 adjusted EBITDA margin was 6.2%, compared with 10.6% in the third quarter of 2019 driven primarily by declines in revenue partially offset by cost reductions in 2020.

YEAR-TO-DATE (“YTD”) RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

When compared to YTD 2019, YTD 2020 revenue decreased by 34.2%, or $44.8 million, due primarily to decreases in water transport services and disposal services in all three divisions. The major underlying driver for this decrease was lower commodity prices for both crude oil and natural gas, which decreased 33.3% and 28.6%, respectively, over this time period. The impact of COVID-19 is the main driver for the decline in demand for gasoline, diesel and jet fuel, which has led to lower drilling and completion activity with fewer rigs operating in all three divisions and significant well shut-ins primarily in the Rocky Mountain division. Rig count at the end of the third quarter of 2020 compared to the end of the third quarter of 2019 declined 81% in the Rocky Mountain division, 57% in the Northeast division and 28% in the Southern division.

The Rocky Mountain division experienced a significant slowdown, with rig count declining 81% from 53 at September 30, 2019 to 10 at September 30, 2020 in addition to producers shutting in wells due to the decline in WTI crude oil price per barrel, which averaged $38.04 YTD 2020 versus an average of $57.04 for the same period in 2019. Revenues for the Rocky Mountain division decreased by $34.9 million, or 43%, during YTD 2020 as compared to YTD 2019 primarily due to a $20.5 million, or 40%, decrease in water transport revenues from lower trucking volumes. Third-party trucking revenue decreased 67%, or $12.3 million, and company-owned trucking revenue declined 22%, or $7.0 million. Average total billable hours were down 17% compared to the prior year. While company-owned trucking activity is more levered to production water volumes, third-party trucking activity is more sensitive to drilling and completion activity, which has declined to historically low levels, thereby resulting in meaningful revenue reduction. Our rental and landfill businesses are our two service lines most levered to drilling activity, and therefore have declined by the highest percentage versus the prior period. Rental revenues decreased by 48%, or $5.6 million, in the current year due to lower utilization resulting from a significant decline in drilling activity driving the return of rental equipment. Our landfill revenues decreased 55%, or $2.3 million, compared to prior year due primarily to a 53% decrease in disposal volumes at our landfill as rigs working in the vicinity declined materially. Our salt water disposal well revenue decreased $4.6 million, or 49%, compared to prior year as well shut-ins and lower completion activity led to a 34% decrease in average barrels per day disposed during the current year, with water from producing wells continuing to maintain a base level of volume activity.

Revenues for the Northeast division decreased by $6.7 million, or 20%, during YTD 2020 as compared to YTD 2019 due to decreases in water transport services of $3.9 million, or 17%, and disposal services of $2.6 million, or 29%. Natural gas prices per million Btu, as measured by the Henry Hub Natural Gas Index, decreased 28.6% from an average of $2.62 for YTD 2019 to an average of $1.87 for YTD 2020, contributing to a 57% rig count reduction in the Northeast operating area from 75 at September 30, 2019 to 32 at September 30, 2020. Additionally, as a result of the 33.3% decline in WTI crude oil prices experienced during the period, many of our customers who had historically focused on production of liquids-rich wells reduced activity levels and shut-in some production in our operating area due to lower realized prices for these products. This led to lower activity levels for both water transport services and disposal services despite the relatively lower decrease in natural gas prices versus crude oil prices. In addition to reduced drilling and completion activity due to commodity prices, our customers continued the industry trend of water reuse during completion activities. Water reuse inherently reduces trucking activity due to shorter hauling distances as water is being transported between well sites rather than to disposal wells. For our trucking services, total billable hours were down 10% from the prior year and pricing decreases also contributed to the decline, which was partially offset by a 7% improvement in driver utilization. Disposal volumes decreased in our salt water disposal wells resulting in a 7% decrease in average barrels per day.

Revenues for the Southern division decreased by $3.2 million, or 20%, during YTD 2020 as compared to YTD 2019. The decrease was due primarily to lower disposal well volumes, whether connected to the pipeline or not, resulting from an activity slowdown in the region, as evidenced by fewer rigs operating in the area as well as lower revenue per barrel. Rig count declined 28% in the area, from 50 at September 30, 2019 to 36 at September 30, 2020. Volumes received in our disposal wells not connected to our pipeline decreased by an average of 8,974 barrels per day (or 30%) during the current year and volumes received in the disposal wells connected to the pipeline decreased by an average of 7,252 barrels per day (or 16%) during the current year.

Total costs and expenses for YTD 2020 and 2019 were $120.0 million and $144.5 million, respectively. Total costs and expenses, adjusted for special items, for YTD 2020 were $102.4 million, or a 29.1% decrease, when compared with $144.4 million for YTD 2019. This is primarily a result of lower volumes and related costs in water transport services and disposal services and company cost cutting initiatives resulting in a 24% decrease in the number of drivers compared to the prior year period in the Rocky Mountain and Northeast divisions as well as a decline in third-party hauling costs and fleet-related expenses, including maintenance and repair costs and fuel, and general and administrative expenses.

Net loss for YTD 2020 was $36.9 million, an increase of $19.5 million as compared to a net loss for YTD 2019 of $17.4 million. For YTD 2020, the Company reported a net loss, adjusted for special items, of $19.4 million. This compares with a net loss, adjusted for special items, of $17.1 million for YTD 2019.

Adjusted EBITDA for YTD 2020 was $5.9 million, a decrease of 59.1% as compared to adjusted EBITDA for the YTD 2019 of $14.4 million. The decrease is a function of the reasons discussed previously, with primary drivers being lower trucking volumes, salt water disposal volumes and rental equipment utilization in the Rocky Mountain division. YTD 2020 adjusted EBITDA margin was 6.8%, compared with 11.0% in YTD 2019 driven primarily by declines in revenue partially offset by cost reductions in 2020.

CASH FLOW AND LIQUIDITY

Net cash provided by operating activities for the nine months ended September 30, 2020 was $11.9 million, while gross capital expenditures of $2.8 million net of asset sales of $1.6 million consumed cash of $1.2 million. Net cash used in financing activities was $3.0 million for the nine months ended September 30, 2020, consisting primarily of principal payments on debt and finance lease payments partially offset by $4.0 million of proceeds from the Paycheck Protection Program loan (“PPP Loan”).

As of September 30, 2020, total liquidity increased to $19.2 million, primarily due to $9.1 million cash accumulation during 2020 resulting in $13.5 million of cash as of September 30, 2020 plus $5.7 million delayed borrowing capacity under our second lien term loan. As of September 30, 2020, the Company repaid $7.0 million of debt YTD resulting in total debt outstanding of $34.0 million, consisting of $13.0 million under our senior secured term loan facility, $8.5 million under our second lien term loan facility, $4.0 million under our PPP Loan, $0.5 million for a vehicle term loan, $0.2 million for an equipment term loan and $7.9 million of finance leases.

About Nuverra

Nuverra Environmental Solutions, Inc. provides water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the severity, magnitude and duration of the coronavirus disease 2019 ("COVID-19") pandemic and commodity market disruptions; changes in commodity prices or general market conditions; fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities, including as a result of COVID-19 and oil price declines; the loss of one or more of our larger customers; delays in customer payment of outstanding receivables and customer bankruptcies; natural disasters, such as hurricanes, earthquakes and floods, pandemics (including COVID-19) or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers' operations or the markets we serve; disruptions impacting crude oil and natural gas transportation, processing, refining, and export systems, including litigation regarding the Dakota Access Pipeline; our ability to attract and retain key executives and qualified employees in strategic areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers; the unfavorable change to credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, pipeline, equipment and disposal wells; control of costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices, shut-in production, decline in operating drilling rigs, closures or pending closures of third-party pipelines or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; risks and uncertainties associated with the outcome of an appeal of the order confirming our previously completed plan of reorganization; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate that is utilized in our strategy; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies; risks associated with the operation, construction, development and closure of salt water disposal wells, solids and liquids transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations, and shifts to reuse of water in completion activities; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; and risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal and transportation of liquid and solid wastes.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Service revenue	$22,666	$38,862	$80,093	$119,101
Rental revenue	1,130	4,236	6,111	11,864
Total revenue	23,796	43,098	86,204	130,965
Costs and expenses:
Direct operating expenses	19,022	34,297	69,049	101,371
General and administrative expenses	4,084	4,774	13,453	15,529
Depreciation and amortization	6,821	8,928	21,966	27,340
Impairment of long-lived assets	—	120	15,579	237
Other, net	—	(4)	—	(10)
Total costs and expenses	29,927	48,115	120,047	144,467
Operating loss	(6,131)	(5,017)	(33,843)	(13,502)
Interest expense, net	(1,014)	(1,279)	(3,290)	(3,997)
Other income, net	20	280	200	457
Reorganization items, net	—	10	—	(200)
Loss before income taxes	(7,125)	(6,006)	(36,933)	(17,242)
Income tax expense	—	(46)	(15)	(171)
Net loss	$(7,125)	$(6,052)	$(36,948)	$(17,413)

Loss per common share:
Net loss per basic common share	$(0.45)	$(0.39)	$(2.34)	$(1.11)

Net loss per diluted common share	$(0.45)	$(0.39)	$(2.34)	$(1.11)

Weighted average shares outstanding:
Basic	15,771	15,715	15,762	15,657
Diluted	15,771	15,715	15,762	15,657

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$13,469	$4,788
Restricted cash	—	922
Accounts receivable, net	15,955	26,493
Inventories	2,846	3,177
Prepaid expenses and other receivables	3,405	3,264
Other current assets	—	231
Assets held for sale	778	2,664
Total current assets	36,453	41,539
Property, plant and equipment, net	157,274	190,817
Operating lease assets	1,762	2,886
Equity investments	35	39
Intangibles, net	303	640
Other assets	109	178
Total assets	$195,936	$236,099
Liabilities and Shareholders’ Equity
Accounts payable	$4,008	$5,633
Accrued and other current liabilities	9,639	10,064
Current portion of long-term debt	6,153	6,430
Total current liabilities	19,800	22,127
Long-term debt	27,882	30,005
Noncurrent operating lease liabilities	1,416	1,457
Deferred income taxes	131	91
Long-term contingent consideration	500	500
Other long-term liabilities	7,828	7,487
Total liabilities	57,557	61,667
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—
Common stock	158	158
Additional paid-in capital	338,564	337,628
Treasury stock	(477)	(436)
Accumulated deficit	(199,866)	(162,918)
Total shareholders’ equity	138,379	174,432
Total liabilities and shareholders’ equity	$195,936	$236,099

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(36,948)	$(17,413)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,966	27,340
Amortization of debt issuance costs, net	95	287
Stock-based compensation	936	1,740
Impairment of long-lived assets	15,579	237
Gain on disposal of property, plant and equipment	(384)	(1,828)
Bad debt recoveries	(129)	(65)
Change in fair value of derivative warrant liability	—	(32)
Deferred income taxes	40	204
Other, net	567	322
Changes in operating assets and liabilities:
Accounts receivable	10,667	412
Prepaid expenses and other receivables	(141)	(689)
Accounts payable and accrued liabilities	(892)	(7,240)
Other assets and liabilities, net	568	1,320
Net cash provided by operating activities	11,924	4,595
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	1,596	4,826
Purchases of property, plant and equipment	(2,802)	(7,341)
Net cash used in investing activities	(1,206)	(2,515)
Cash flows from financing activities:
Payments on First and Second Lien Term Loans	(5,496)	(3,600)
Proceeds from Revolving Facility	101,182	139,661
Payments on Revolving Facility	(101,182)	(139,661)
Proceeds from PPP Loan	4,000	—
Payments on Bridge Term Loan	—	(31,382)
Proceeds from the issuance of stock	—	31,057
Payments on finance leases and other financing activities	(1,463)	(1,701)
Net cash used in financing activities	(2,959)	(5,626)
Change in cash, cash equivalents and restricted cash	7,759	(3,546)
Cash and cash equivalents, beginning of period	4,788	7,302
Restricted cash, beginning of period	922	656
Cash, cash equivalents and restricted cash, beginning of period	5,710	7,958
Cash and cash equivalents, end of period	13,469	3,028
Restricted cash, end of period	—	1,384
Cash, cash equivalents and restricted cash, end of period	$13,469	$4,412

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Total Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	$(7,125)	$(6,052)	$(36,948)	$(17,413)
Depreciation and amortization	6,821	8,928	21,966	27,340
Interest expense, net	1,014	1,279	3,290	3,997
Income tax expense	—	46	15	171
EBITDA	710	4,201	(11,677)	14,095
Adjustments:
Transaction-related costs, net	496	65	1,385	(86)
Stock-based compensation	324	325	936	1,740
Change in fair value of derivative warrant liability	—	(4)	—	(32)
Reorganization items, net [1]	—	(10)	—	200
Legal and environmental costs, net	(20)	—	(138)	53
Impairment of long-lived assets	—	120	15,579	237
Restructuring, exit and other costs	—	(4)	—	(10)
Executive and severance costs	—	—	174	—
Gain on disposal of assets	(42)	(122)	(384)	(1,828)
Total Adjusted EBITDA	$1,468	$4,571	$5,875	$14,369

[1] Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended September 30, 2020	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$11,308	$8,540	$3,948	$—	$23,796
Direct operating expenses	9,700	6,405	2,917	—	19,022
General and administrative expenses	836	460	194	2,594	4,084
Depreciation and amortization	2,810	2,514	1,486	11	6,821
Operating loss	(2,038)	(839)	(649)	(2,605)	(6,131)
Operating margin %	(18.0)%	(9.8)%	(16.4)%	N/A	(25.8)%
Loss before income taxes	(2,203)	(945)	(698)	(3,279)	(7,125)

Net loss	(2,203)	(945)	(698)	(3,279)	(7,125)
Depreciation and amortization	2,810	2,514	1,486	11	6,821
Interest expense, net	185	106	49	674	1,014
Income tax expense	—	—	—	—	—
EBITDA	$792	$1,675	$837	$(2,594)	$710

Adjustments, net	(34)	(23)	(5)	820	758
Adjusted EBITDA	$758	$1,652	$832	$(1,774)	$1,468
Adjusted EBITDA margin %	6.7%	19.3%	21.1%	N/A	6.2%

Three months ended September 30, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$27,996	$10,605	$4,497	$—	$43,098
Direct operating expenses	22,023	8,750	3,524	—	34,297
General and administrative expenses	1,377	647	72	2,678	4,774
Depreciation and amortization	4,191	2,667	2,063	7	8,928
Operating income (loss)	285	(1,459)	(1,158)	(2,685)	(5,017)
Operating margin %	1.0%	(13.8)%	(25.8)%	N/A	(11.6)%
Income (loss) before income taxes	136	(1,355)	(1,215)	(3,572)	(6,006)

Net income (loss)	136	(1,355)	(1,215)	(3,618)	(6,052)
Depreciation and amortization	4,191	2,667	2,063	7	8,928
Interest expense, net	192	129	57	901	1,279
Income tax expense	—	—	—	46	46
EBITDA	$4,519	$1,441	$905	$(2,664)	$4,201

Adjustments, net	204	(134)	(76)	376	370
Adjusted EBITDA	$4,723	$1,307	$829	$(2,288)	$4,571
Adjusted EBITDA margin %	16.9%	12.3%	18.4%	N/A	10.6%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Nine months ended September 30, 2020	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$46,998	$26,496	$12,710	$—	$86,204
Direct operating expenses	39,709	20,369	8,971	—	69,049
General and administrative expenses	3,849	1,528	704	7,372	13,453
Depreciation and amortization	9,149	7,597	5,201	19	21,966
Operating loss	(17,892)	(2,998)	(5,562)	(7,391)	(33,843)
Operating margin %	(38.1)%	(11.3)%	(43.8)%	N/A	(39.3)%
Loss before income taxes	(18,244)	(3,324)	(5,718)	(9,647)	(36,933)

Net loss	(18,244)	(3,324)	(5,718)	(9,662)	(36,948)
Depreciation and amortization	9,149	7,597	5,201	19	21,966
Interest expense, net	552	326	156	2,256	3,290
Income tax expense	—	—	—	15	15
EBITDA	$(8,543)	$4,599	$(361)	$(7,372)	$(11,677)

Adjustments, net	13,086	(259)	3,223	1,502	17,552
Adjusted EBITDA	$4,543	$4,340	$2,862	$(5,870)	$5,875
Adjusted EBITDA margin %	9.7%	16.4%	22.5%	N/A	6.8%

Nine months ended September 30, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$81,866	$33,165	$15,934	$—	$130,965
Direct operating expenses	64,205	27,072	10,094	—	101,371
General and administrative expenses	3,629	2,222	825	8,853	15,529
Depreciation and amortization	12,797	8,152	6,359	32	27,340
Operating loss	1,115	(4,398)	(1,334)	(8,885)	(13,502)
Operating margin %	1.4%	(13.3)%	(8.4)%	N/A	(10.3)%
Loss before income taxes	819	(4,510)	(1,500)	(12,051)	(17,242)

Net loss	819	(4,510)	(1,500)	(12,222)	(17,413)
Depreciation and amortization	12,797	8,152	6,359	32	27,340
Interest expense, net	488	345	166	2,998	3,997
Income tax expense	—	—	—	171	171
EBITDA	$14,104	$3,987	$5,025	$(9,021)	$14,095

Adjustments, net	(556)	(590)	(402)	1,822	274
Adjusted EBITDA	$13,548	$3,397	$4,623	$(7,199)	$14,369
Adjusted EBITDA margin %	16.5%	10.2%	29.0%	N/A	11.0%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2020
	As Reported	Special Items		As Adjusted
Revenue	$23,796	$—		$23,796
Direct operating expenses	19,022	62	[A]	19,084
General and administrative expenses	4,084	(820)	[B]	3,264
Total costs and expenses	29,927	(758)	[C]	29,169
Operating loss	(6,131)	758	[C]	(5,373)
Net loss	(7,125)	758	[C]	(6,367)

Net loss	$(7,125)			$(6,367)
Depreciation and amortization	6,821			6,821
Interest expense, net	1,014			1,014
Income tax expense	—			—
EBITDA and Adjusted EBITDA	$710			$1,468

Description of 2020 Special Items:
[A]	Special items relates to gain on sale of underutilized assets.
[B]	Primarily attributable to transaction fees associated with refinancing of the credit agreements and stock-based compensation expense.
[C]	Primarily includes the aforementioned adjustments.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended September 30, 2019
	As Reported	Special Items		As Adjusted
Revenue	$43,098	$—		$43,098
Direct operating expenses	34,297	118	[D]	34,415
General and administrative expenses	4,774	(386)	[E]	4,388
Total costs and expenses	48,115	(384)	[F]	47,731
Operating loss	(5,017)	384	[F]	(4,633)
Net loss	(6,052)	373	[G]	(5,679)

Net loss	$(6,052)			$(5,679)
Depreciation and amortization	8,928			8,928
Interest expense, net	1,279			1,279
Income tax expense	46			43
EBITDA and Adjusted EBITDA	$4,201			$4,571

Description of 2019 Special Items:
[D]	Special items primarily relates to the gain on the sale of underutilized assets.
[E]	Primarily attributable to stock-based compensation.
[F]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.1 million for assets classified as held-for-sale in the Rocky Mountain division.
[G]	Primarily includes the aforementioned adjustments along with a gain of $4.0 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended September 30, 2019 was (0.8%) percent and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2020
	As Reported	Special Items		As Adjusted
Revenue	$86,204	$—		$86,204
Direct operating expenses	69,049	271	[A]	69,320
General and administrative expenses	13,453	(2,362)	[B]	11,091
Total costs and expenses	120,047	(17,670)	[C]	102,377
Operating loss	(33,843)	17,670	[C]	(16,173)
Net loss	(36,948)	17,559	[D]	(19,389)

Net loss	$(36,948)			$(19,389)
Depreciation and amortization	21,966			21,966
Interest expense, net	3,290			3,290
Income tax expense	15			8
EBITDA and Adjusted EBITDA	$(11,677)			$5,875

Description of 2020 Special Items:
[A]	Special items relates to the gain on the sale of underutilized assets and severance costs.
[B]	Primarily attributable to stock-based compensation expense, transaction costs related to a discontinued project, transaction fees associated with refinancing of the credit agreements and severance costs.
[C]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $15.6 million for assets associated with the landfill in the Rocky Mountain division, trucking equipment in the Southern division and property classified as held-for-sale in the Rocky Mountain division.
[D]	Primarily includes the aforementioned adjustments. Additionally, our effective tax rate for the nine months ended September 30, 2020 was (0.0%) and was applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net Loss and to EBITDA and Adjusted EBITDA

	Nine months ended September 30, 2019
	As Reported	Special Items		As Adjusted
Revenue	$130,965	$—		$130,965
Direct operating expenses	101,371	1,824	[E]	103,195
General and administrative expenses	15,529	(1,703)	[F]	13,826
Total costs and expenses	144,467	(106)	[G]	144,361
Operating loss	(13,502)	106	[G]	(13,396)
Net loss	(17,413)	277	[H]	(17,136)

Net loss	$(17,413)			$(17,136)
Depreciation and amortization	27,340			27,340
Interest expense, net	3,997			3,997
Income tax expense	171			168
EBITDA and Adjusted EBITDA	$14,095			$14,369

Description of 2019 Special Items:
[E]	Special items primarily relates to the gain on the sale of underutilized assets.
[F]	Primarily attributable to stock-based compensation and non-routine litigation expenses, partially offset by an adjustment to capitalize certain of our transaction costs for our acquisition of Clearwater Solutions in the fourth quarter of 2018.
[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.2 million for assets classified as held-for-sale in the Northeast and Rocky Mountain divisions.
[H]	Primarily includes the aforementioned adjustments along with continued reorganization costs from our 2017 chapter 11 filing, and a gain of $32.0 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the nine months ended September 30, 2019 was (1.0%) percent and was applied to the special items accordingly.